Exhibit 10.46

Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B

55 Post Road W., 2nd Floor

Westport, CT 06880

March 12, 2023

Shuttle Pharmaceutical Holdings, Inc.

1 Research Court, Ste 450

Rockville, MD 20850

Re: Senior Secured Convertible Note dated January 11, 2023 (the “Note”)

Ladies and Gentlemen:

Reference is made to Section 15(q) of the Note. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings given in the Note.

This letter is to confirm that, in lieu of holding the proceeds from the issuance and sale of the Note in the account at First Republic Bank, for the convenience of the parties such funds shall be held in an account of the Collateral Agent in trust for the Company. The respective rights and obligations of the Holder, the Collateral Agent and the Company in such funds is not modified or amended in any manner by this arrangement. Such funds remain the property of the Company, may be released to the Company in accordance with the terms of the Note, subject to the terms and conditions of the Note and the other Transaction Documents.

The Company and Collateral Agent agree that, as the banking and financial markets settle, they will discuss whether to move the funds to a new bank under a separate deposit account control agreement (“DACA”). Should the Company desire to establish a new DACA at a new banking institution, which DACA shall be substantially similar in form and substance to the existing DACA with First Republic Bank, Collateral Agent will not object and will take such appropriate action to allow for such transfer and entry into a new DACA.

The Note and the other Transaction Documents remain in full force and effect without modification.

Very truly yours,

Alto Opportunity Master Fund, SPC – Segregated Portfolio B, as collateral agent

By:	/s/ Waqas Khatri
Name:	Waqas Khatri
Title:	Director
E-mail:	wk@ayrtonllc.com

AGREED AND ACCEPTED:

Shuttle Pharmaceuticals Holdings, Inc.

By:	/s/ Anatoly Dritschilo
Name:	Anatoly Dritschilo
Title:	Chief Executive Officer
E-mail:	dritscha@georgetown.edu